NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS

 (a) Adjustments to record the estimated par value at $0.01 per share of the Company Common Stock and the Company Class A Common Stock to be issued and outstanding. The number of shares of the Company stock was estimated using the number of Delmarva and Atlantic Common Stock shares outstanding as of March 31, 1997. Each outstanding share of Delmarva Common Stock was converted into one share of the Company Common Stock and each outstanding share of Atlantic Common Stock was converted into 0.75 of one share of the Company Common Stock plus 0.125 of one share of the Company Class A Common Stock. The adjustments are summarized below.

                                                           As of March 31, 1997
      Common Stock:
      Number of Atlantic Common Stock shares outstanding         52,502,479
      Conversion Ratio                                                 0.75
      Number of Common Stock shares to be issued to
           Atlantic Common Stockholders                          39,376,859
      Number of Common Stock shares to be issued to
           Delmarva Common Stockholders (Equal to the
           number of Delmarva Common Stock shares
           outstanding)                                          60,972,957
                                                           ----------------
      Total number of Common Stock shares to be issued          100,349,816
      Par value per share                                  $           0.01
                                                           ----------------

      (In Thousands of Dollars)
      Adjusted par value of total number of
      Common Stock shares
           to be issued                                              $1,003
      Delmarva's Common Stock, as previously reported              (137,665)
      Atlantic's Common Stock, as previously reported              (562,656)
                                                           ----------------
      Adjustment to Common Stock                                  $(699,318)
                                                           ================

      Class A Common Stock:
      Number of Atlantic Common Stock shares outstanding         52,502,479
      Conversion Ratio                                                0.125
      Number of Class A Common Stock shares to be issued
           to Atlantic Common Stockholders                        6,562,810
      Par value per share                                             $0.01
                                                           ----------------
      Par value (In Thousands of Dollars)                               $66
                                                           ================


(b) Adjustments to record additional paid-in-capital to reflect the following:

                                                          As of March 31, 1997
                                                         (Dollars in Thousands)
      Additional Paid-In-Capital--Common Stock:
      Cancellation of the Delmarva Treasury
           Stock cost in excess of par value                   $(3,911)
      Adjustment to par value of Delmarva
           Common Stock outstanding                            136,579
      Consideration to be paid to Atlantic's
           Common Stockholders in the
           form of the Company Common Stock
           in excess of par value                              807,816
      Estimated registration and issuance costs                 (1,750)
                                                              -------------
                                                              $938,734
                                                              =============
      Additional Paid-In-Capital--Class A Common Stock:
      Consideration to be paid to Atlantic's
           Common Stockholders in the
           form of the Company Class A Common
           Stock in excess of par value                       $136,769
                                                              =============


 (c) The total consideration to be paid to the Atlantic Common Stockholders was measured by the average daily closing market price of Atlantic's Common Stock for the ten trading days following the public announcement of the Merger Agreement on August 12, 1996.

     Delmarva's Common Stockholders will receive one share of Company Common Stock for each share of Delmarva Common Stock. Therefore, the average daily market price of Delmarva's Common Stock for the same ten day period following the public announcement of the Merger Agreement was used to measure the market value of Company Common Stock to be paid to Atlantic's Common Stockholders. Delmarva's average market price per share was multiplied by the Atlantic conversion ratio for Company Common Stock to determine the estimated market value per share of Atlantic Common Stock attributed to Company Common Stock. This market value per share was multiplied by the number of Atlantic Common Stock shares outstanding at March 31, 1997 to estimate the consideration to be paid to Atlantic Common Stockholders in the form of Company Common Stock.

     The difference between the total compensation to be paid to Atlantic's Common Stockholders and the portion attributed to Company Common Stock was attributed to Company Class A Common Stock.

      The schedules below show the calculation of the total consideration to be paid to Atlantic's Common Stockholders and the allocation of the total consideration to be paid between Company Common Stock and Company Class A Common Stock:
                                                                      Amounts
      Average market price per share of Atlantic Common Stock
           used to determine consideration to be paid                   $18.00
      Number of Atlantic Common Stock shares outstanding as of
           March 31, 1997                                           52,502,479
                                                               ----------------
      Total consideration to be paid to Atlantic Common
           Stockholder (In Thousands of Dollars)                      $945,045
                                                               ================

      Average  market  price  per  share of  Delmarva
           Common  Stock for the ten
           trading days following the public announcement of
           the Merger Agreement                                        $20.525
      Conversion ratio of Company Common Stock for each share
           of Atlantic Common Stock                                       0.75
                                                               ----------------
      Estimated market value per share of Atlantic Common
           Stock attributed to Company Common Stock                  $15.39375
      Number of Atlantic Common Stock shares outstanding
           as of March 31, 1997                                     52,502,479
                                                               ----------------
      Consideration to be paid to Atlantic's Common
           Stockholders in the form of Company Common
           Stock (In Thousands of Dollars)                            $808,210
                                                                  =============
      (In Thousands of Dollars)
      Total consideration to be paid to Atlantic
           Common Stockholders                                        $945,045
      Portion of total consideration attributed
           to Company Common Stock                                     808,210
                                                                   ------------
      Portion of total consideration attributed
           to Company Class A Common Stock                            $136,835

(d)   Adjustments to retained earnings as follows:

                                                                 Amounts
                                                         (Dollars in Thousands)
      Eliminate retained earnings of Atlantic                        $(224,228)
      Charges to expense of $21.5 million ($12.9
           million after tax) for nonrecurring employee
           separation costs related to Delmarva
           employees and employee retraining costs
           [see note (h)]                                              (12,900)
      Charge to expense to eliminate unearned income
           [see Note (k)]                                               (2,546)
                                                               ----------------
      Total adjustment                                               $(239,674)
                                                               ================

     Prior to elimination, the retained earnings of Atlantic, as reported in its Form 10-Q for the quarter ended March 31, 1997, of $226,047,000 was reduced by $1,819,000, which is Atlantic's after tax portion of the expense recognized that was related to employee incentive plans [see Note (k)].

 (e) Adjustment to reflect the cancellation of the Delmarva treasury stock as a condition of the Mergers.

 (f) The schedule below shows the calculation of the cost of acquiring Atlantic and the allocation of the total acquisition cost to identifiable tangible and intangible assets and liabilities.

      Cost of Acquiring Atlantic                                  Amounts
                                                          (Dollars in Thousands)
      Consideration to be paid to Atlantic's
           Common Stockholders [see Note (c)]                         $945,045
      Add:  Estimated direct costs of acquisition
           to be incurred by Delmarva                                   25,015
      Less:  Registration and issuance costs                            (1,750)
                                                               ----------------
      Total acquisition cost                                          $968,310

      Less assets acquired:
           Electric utility plant - net                             $1,794,791
           Investments and nonutility property                         260,000
           Current assets                                              319,726
           Deferred debits                                             368,315
                                                               ----------------
           Total assets acquired                                    $2,742,832
                                                               ================
      Add liabilities acquired:
           Preferred stock of subsidiaries                            $143,950
           Long-term debt                                              844,585
           Current liabilities                                         388,404
           Deferred credits and other liabilities                      579,009
                                                               ----------------
           Total liabilities acquired                               $1,955,948
                                                               ----------------
      Costs incurred and liabilities assumed
           in connection with the Mergers                              $49,237
                                                                   ------------
      Cost in excess of net assets acquired                           $230,663
                                                                ================

     The current liabilities of Atlantic as of March 31, 1997 included in net assets acquired was adjusted to reflect transactions to be recorded by Atlantic prior to the Mergers as shown below:

                                                           As of March 31, 1997
                                                         (Dollars in Thousands)
      Current liabilities of Atlantic as adjusted
      [see Note (p)]                                          $        389,384
      Accrued tax benefit [see Note (k)]                                  (980)
                                                                ---------------

      Current liabilities acquired                            $        388,404
                                                               ================

     The fair value of the utility assets of Atlantic is their book value due to the ratemaking process. Utility assets are recognized for ratemaking purposes at their book values in determining utility revenue requirements. Accordingly, the economic substance is that fair value of the utility assets is their book value.

 (g) Adjustments to record additional pension prepayment ($20.9 million) and
     postretirement   benefit  liabilities  ($55.0  million),   assumed  in  the
     acquisition  of  Atlantic  in  accordance   with  Statements  of  Financial
     Accounting Standards (SFAS) Nos. 87 and 106.

(h) Adjustment to record an estimated liability of $43.5 million which is included in the acquisition cost, for employee separation and relocation costs, and facilities integration costs related to Atlantic's employees and facilities and a liability of $21.5 million, which will be expensed, for employee separation costs related to Delmarva's employees and employee retraining costs. The Unaudited Pro Forma Combined Statement of Income for the twelve months ended March 31, 1997 does not reflect the nonrecurring estimated expenses of $21.5 million before taxes ($12.9 million after taxes) for employee separation costs related to Delmarva's employees and employee retraining costs.

 (i) Adjustment to record the estimated direct costs of the Mergers of $25.0 million. These costs are included in the cost to acquire Atlantic.

                                                          As of March 31, 1997
                                                         (Dollars in Thousands)
      Other current liabilities                               $         17,251
                                                               ================
      Deferred debits                                          ($        7,764)
                                                               ================

 (j) Adjustment to reflect the amortization of goodwill  acquired over forty
     (40) years.

(k) Adjustment to recognize a pretax expense of $4.0 million to eliminate unearned and deferred compensation costs payable under employee incentive plans at the time of the Mergers. The adjustment is summarized below:


                                                           As of March 31, 1997
                                                          (Dollars in Thousands)
      Decrease in retained earnings:
           Atlantic                                                     $(1,819)
           Delmarva                                                        (727)
                                                                      ----------
      Total decrease in retained
      earnings                                                          $(2,546)
                                                                      ==========
      Accrued tax benefit:
           Atlantic                                                       $(980)
           Delmarva                                                        (484)
                                                                      ----------
      Total decrease in accrued taxes                                   $(1,464)
                                                                      ==========

      Eliminate unearned and deferred compensation                       $3,157
                                                                      =========
      Additional paid-in capital - common stock                            $853
                                                                      =========


     The Unaudited Pro Forma Condensed Consolidated Statement of Income for the twelve months ended March 31, 1997 does not reflect the nonrecurring estimated expense of $4.0 million before taxes ($2.5 million after taxes).

 (l) Adjustment to record additional deferred income taxes for the following temporary differences:



                                                                      (Dollars in Thousands)
                                                                 Temporary         Deferred
                                                                Differences     Income Taxes


      Additional pension prepayment [see Note (g)]                 $20,901         ($7,315)
      Additional postretirement benefit liabilities
           [see Note (g)]                                           54,996          19,249
      Liabilities for employee separation, relocation,
           and retraining costs and facilities integration
           costs [see Note (h)]                                     65,000          23,825
      Liability for a portion of DP&L direct acquisition
           costs that are deemed to be tax deductible
           [see Note (i)]                                            3,000           1,198
                                                                                   -------
                Total deferred income taxes                                        $36,957


      In accordance with SFAS No. 109, deferred income taxes were not recorded on goodwill for which the amortization is not deductible for tax purposes.

 (m) Adjustment to present earnings  applicable to the Class A Common Stock.
     The Class A Common Stock is intended to reflect the growth prospects and regulatory environment of Atlantic's regulated electric utility business. When the Mergers are consummated, the shares of Class A Common Stock received by holders of Atlantic Common Stockholders will represent, in aggregate, a 30% interest in any earnings of Atlantic's regulated electric utility business in excess of $40 million per year.

      The calculation of the pro forma earnings applicable to the Class A Common Stock for the twelve months ended March 31, 1997 is shown below (in thousands):


      Atlantic City Electric Company (ACE) and
           Subsidiary Income Available for Common
           Stockholders                                    $67,647
      Add:  Net Losses of Nonutility Activities
           Specifically Excluded                               269
      Less:  Fixed Amount of $40 million per year         (40,000)
                                                           -------

      Subtotal                                              27,916
      Percentage Applicable to Class A Common Stock            30%
                                                           -------

      Earnings Applicable to Class A Common Stock          $ 8,375
                                                           =======

(n) Adjustments to decrease the weighted average number of Common Stock shares outstanding based on the conversion ratio of 0.75 to 1 of the Company Common Stock to be issued to holders of Atlantic Common Stock and reflect the issuance of Class A Common Stock shares to holders of Atlantic Common Stock. The number of shares of Company Common Stock and Class A Common Stock estimated to be issued to holders of Atlantic Common Stock for the acquisition were deemed to be issued and outstanding for the entire period.

 (o) The Merger Agreement provides, subject to certain conditions, that the dividends declared and paid on the class A Common Stock will be maintained at a level of $3.20 per share per annum from the Effective Date until the earlier of July 1, 2001 or the end of the twelfth calendar quarter following the calendar quarter in which the Effective Date occurs. Thereafter, it is the intention of the Company, subject to certain conditions, to pay annual dividends on the Class A Common Stock in an aggregate amount (including the amount credited to the Intergroup Interest as provided in the Company Charter) equal to 90% of the Company Net Income Attributable to the Atlantic Utility Group. The Merger Agreement further provides that if and to the extent that the annual dividends paid on the Class A Common Stock during the Initial Period (including the aforesaid amount) shall have exceeded 100% of Company Net Income Attributable to the Atlantic Utility Group during such period, the Company Board may consider such fact in determining the appropriate annual dividend rate on the Class A Common Stock following the Initial Period.

     The pro forma Class A Common Stock dividends per share exceed the pro forma Class A Common Stock earnings per share for the twelve months ended March 31, 1997.

 (p) Adjustment to reflect Delmarva's preferred stock as preferred stock of a subsidiary.

 q) As necessary for fair presentation of the pro forma financial statements, amounts previously reported by Atlantic and Delmarva have been reclassified for consistency of presentation. The following schedules show the amounts reclassified.